SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017

MELROSE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36702	47-0967316
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

638 Main Street, Melrose, Massachusetts		02176
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 665-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 11, 2017, Melrose Bancorp, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors.

	For	Withheld	Broker Non-Votes

Candy Brower	1,400,965	89,035	815,283
Frank Giso III	1,415,280	74,720	815,283
F. Peter Waystack	1,401,063	88,937	815,283

2.	The ratification of the appointment of Baker Newman & Noyes, P. A., LLC as independent registered public accounting firm of the Company for the year ending December 31, 2017.

For	Against	Abstain

2,205,831	99,452	0

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MELROSE BANCORP, INC.

Date: May 17, 2017	By:	/s/ Jeffrey D. Jones
Jeffrey D. Jones President and Chief Executive Officer